Exhibit 99.1

PAVmed Subsidiary Lucid Diagnostics Launches LucidDx Labs to Accommodate EsoGuard Testing Growth

New wholly owned Lucid subsidiary now performing EsoGuard® Esophageal DNA Test in its own new state-of-the-art CLIA-certified, CAP-accredited clinical laboratory

NEW YORK, March 3, 2022 — (BUSINESS WIRE) — Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid”) a commercial-stage, cancer prevention medical diagnostics company, and majority-owned subsidiary of PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), today announced that a new, wholly owned subsidiary of Lucid, LucidDx Labs Inc. (“LucidDx Labs”) has acquired from ResearchDx, Inc. (“RDx”), a CLIA-certified, CAP-accredited clinical laboratory operator located in Irvine, CA, certain licenses and other related assets necessary for LucidDx Labs to operate its own new CLIA-certified, CAP-accredited clinical laboratory located in Lake Forest, CA (the “Laboratory”). RDx had performed Lucid’s EsoGuard® Esophageal DNA Test (“EsoGuard”) since its transfer from a university research laboratory and its commercial launch as a Laboratory Developed Test (“LDT”). LucidDx Labs has begun performing EsoGuard testing at the Laboratory, including DNA extraction and bisulfite-converted next-generation sequencing (“NGS”), on surface esophageal cells collected using Lucid’s EsoCheck® Esophageal Cell Collection Device (“EsoCheck”) from at-risk patients with Gastroesophageal Reflux Disease (“GERD”), also known as chronic heartburn or acid reflux.

“This critical milestone is the culmination of a lot of highly collaborative work over the past few months by our team and our outstanding partners at ResearchDx,” said Lishan Aklog, M.D., Lucid’s Chairman and Chief Executive Officer. “Having our own CLIA/CAP laboratory to perform EsoGuard testing will markedly streamline and simplify numerous important processes, including EsoGuard billing and collections. More fundamentally, it provides us with a strong, long-term, scalable infrastructure to accommodate accelerating growth in testing volume from our expanding EsoGuard commercialization activities.”

LucidDx Labs and RDx also entered into a management services agreement pursuant to which RDx will continue to provide personnel and services to support the performance of EsoGuard at the Laboratory. Concurrently, LucidDx Labs entered into an agreement to lease the building in Lake Forest, CA where the Laboratory operates from an affiliate of RDx. The Laboratory has acquired, installed, and qualified all the necessary technology and equipment to perform the EsoGuard assay, completed the necessary assay validations to process clinical samples as an LDT, completed a College of American Pathologists (“CAP”) audit, and begun performing EsoGuard testing at the new facility. Protocols to initiate formal transfer of the Clinical Laboratory Information Act (“CLIA”) certificate as well as relevant state licenses have commenced. Further details on this acquisition and the launch of the laboratory can be found in a Current Report filed today with the Securities and Exchange Commission on Form 8-K.

About EsoGuard and EsoCheck

Millions of patients with GERD are at risk of developing esophageal precancer and a highly lethal form of esophageal cancer (“EAC”). Over 80% of EAC patients die within five years of diagnosis, making it the second most lethal cancer in the U.S. The mortality rate is high even in those diagnosed with early stage EAC. The U.S. incidence of EAC has increased 500% over the past four decades, while the incidences of other common cancers have declined or remained flat. In nearly all cases, EAC silently progresses until it manifests itself with new symptoms of advanced disease. All EAC is believed to arise from esophageal precancer, which occurs in approximately 5% to 15% of at-risk GERD patients. Early esophageal precancer can be monitored for progression to late esophageal precancer which can be cured with endoscopic esophageal ablation, reliably halting progression to cancer.

Esophageal precancer screening is already recommended by clinical practice guidelines in millions of GERD patients with multiple risk factors, including age over 50 years, male gender, White race, obesity, smoking history, and a family history of esophageal precancer or cancer. Unfortunately, fewer than 10% of those recommended for screening undergo traditional invasive endoscopic screening. The profound tragedy of an EAC diagnosis is that likely death could have been prevented if the at-risk GERD patient had been screened and then undergone surveillance and curative treatment.

The only missing element for a viable esophageal cancer prevention program has been the lack of a widespread screening tool that can detect esophageal precancer. Lucid believes EsoGuard and EsoCheck are the missing element and constitute the first and only commercially available test capable of serving as a widespread screening tool to prevent esophageal cancer deaths through the early detection of esophageal precancer in at-risk GERD patients.

EsoGuard is a bisulfite-converted NGS DNA assay performed on surface esophageal cells collected with EsoCheck which quantifies methylation at 31 sites on two genes, Vimentin (VIM) and Cyclin A1 (CCNA1). The assay was evaluated in a 408-patient, multicenter, case-control study published in Science Translational Medicine and showed greater than 90% sensitivity and specificity at detecting esophageal precancer and cancer.

EsoCheck is an FDA 510(k) and CE Mark cleared noninvasive swallowable balloon capsule catheter device capable of sampling surface esophageal cells in a less than five-minute office procedure. It consists of a vitamin pill-sized rigid plastic capsule tethered to a thin silicone catheter from which a soft silicone balloon with textured ridges emerges to gently swab surface esophageal cells. When vacuum suction is applied, the balloon and sampled cells are pulled into the capsule, protecting them from contamination and dilution by cells outside of the targeted region during device withdrawal. Lucid believes this proprietary Collect+Protect™ technology makes EsoCheck the only noninvasive esophageal cell collection device capable of such anatomically targeted and protected sampling. The sample is sent by overnight express mail to Lucid’s third-party CLIA-certified laboratory partner for EsoGuard testing.

About Lucid Diagnostics

Lucid Diagnostics Inc. (Nasdaq: LUCD) is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Lucid is focused on the millions of patients with gastroesophageal disease (GERD), also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device, is the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent cancer and cancer deaths through early detection of esophageal precancer in at-risk GERD patients. EsoGuard is commercialized in the U.S. as a Laboratory Developed Test (LDT). EsoCheck is commercialized in the U.S. as a 510(k)-cleared esophageal cell collection device. EsoGuard, used with EsoCheck, was granted FDA Breakthrough Device designation and is the subject of two large, actively enrolling, international multicenter clinical trials to support FDA PMA approval. Lucid is building nationwide direct sales and marketing team targeting primary care physicians, gastroenterologists, and consumers, as well as a network of Lucid Test Centers where at-risk GERD patients can undergo the EsoCheck procedure for EsoGuard testing.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid’s clinical and preclinical studies; whether and when Lucid’s products are cleared by regulatory authorities; market acceptance of Lucid’s products once cleared and commercialized; Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, Lucid has been monitoring the COVID-19 pandemic and the pandemic’s impact on Lucid’s businesses. Lucid expects the significance of the COVID-19 pandemic, including the extent of its effect on its financial and operational results, to be dictated by, among other things, the success of efforts to contain the pandemic and the impact of such efforts on Lucid’s businesses. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid’s future operations, see Lucid’s Registration Statement No. 333-259721 filed with the Securities and Exchange Commission. Lucid disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors

Adrian K. Miller

PAVmed Inc.

AKM@PAVmed.com

Media

Shani Lewis

LaVoieHealthScience

(609) 516-5761

PAVmed@lavoiehealthscience.com